SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material pursuant to Rule 14a-1(c) or Rule 14a-12

                      ASR Investments Corporation
         -----------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


         -----------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per  Exchange  Act  Rules  0-11(c)(1)(ii), 14a-6(i((1) or
       14a-6(j)(2).
[   ]  $500 per each  party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/

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       4)  Proposed maximum aggregate value of transaction:

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  _/   Set forth  the amount on which the filing fee is calculated and state how it was determined.

[   ]  Check box if  any part of the fee  is offset as provided  by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

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
                         ASR INVESTMENTS CORPORATION

                         335 North Wilmot, Suite 250
                           Tucson, Arizona  85711
                               (602) 748-2111

                  ________________________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                June 15, 1994
                  ________________________________________



   The Annual Meeting of Stockholders of ASR Investments Corporation, a Maryland corporation (the "Company"), will be held on June 15, 1994 at 9:00 a.m., at the Viscount Suite Hotel, 4855 East Broadway, Tucson, Arizona for the following purposes:

   1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

   2. To ratify the appointment of Deloitte & Touche as the independent auditors of the Company for the fiscal year ending December 31, 1994.

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on March 30, 1994 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                               Sincerely,


                               Frank S. Parise, Jr.
                               Secretary

Tucson, Arizona
May 2, 1994

                         ASR INVESTMENTS CORPORATION

                         335 North Wilmot, Suite 250
                           Tucson, Arizona  85711
                               (602) 748-2111

                        _____________________________

                               PROXY STATEMENT
                        _____________________________


General

   The enclosed proxy is solicited on behalf of ASR Investments Corporation, a Maryland corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held June 15, 1994 at 9:00 a.m. (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Viscount Suite Hotel, 4855 East Broadway, Tucson, Arizona.

   These proxy solicitation materials were mailed on or about May 2, 1994 to all stockholders entitled to vote at the Meeting.

   The information contained in the "Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Record Date

   Stockholders of record at the close of business on March 30, 1994 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 15,499,993 shares of the Company's Common Stock, $.01 par value (the "Common Stock").

Revocability of Proxies

   Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting Solicitation

   The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held for each nominee for director. Cumulative voting in the election of directors is not permitted. On all other matters, one vote may be cast for each share of Common Stock held.

   The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report

   The 1993 Annual Report to Stockholders, which was mailed to stockholders with this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

                            ELECTION OF DIRECTORS

Nominees

   A board of seven directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Jon A. Grove, Frank S. Parise, Jr., Joseph C. Chan, Earl M. Baldwin, John J. Gisi, Raymond L. Horn and Frederick C. Moor, all of whom currently are directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified. Biographical information regarding the nominees for directors is set forth below under the heading "Information Concerning Directors and Executive Officers of the Company."

   The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three nor more than 15 members. The Bylaws further provide that, for so long as the Company maintains its election to be treated as a real estate investment trust ("REIT"), the majority of the members of the Board of Directors and of any committee of the Board of Directors will at all times be Unaffiliated Directors, except in the case of a vacancy. Unaffiliated Directors are directors who are not affiliates of the Manager or the Property Manager (as defined herein). As of the date of this Proxy Statement, the Unaffiliated Directors are Messrs. Baldwin, Gisi, Horn and Moor. Vacancies occurring on the Board of Directors among the Unaffiliated Directors will be filled by nominees selected by the Unaffiliated Directors who are approved by the vote of a majority of the directors, including a majority of the Unaffiliated Directors. All transactions involving the Company in which the Manager or the Property Manager has an interest must be approved by a majority of the Unaffiliated Directors. In addition, the annual renewal of the Management Agreement and the Property Management Agreement (as described below) requires the affirmative vote of a majority of the Unaffiliated Directors and a majority of the Unaffiliated Directors may terminate the Management Agreement and the Property Management Agreement at any time upon 60 days' notice in accordance with the terms of the Agreements.

Information Concerning Directors and Executive Officers of the Company

   The following table sets forth certain information regarding the Company's directors and executive officers.

   Name                  Age    Position(s) With The Company
   ----                  ---    ----------------------------
   Jon A. Grove          49     Chairman of the Board, President, Chief
                                   Executive Officer and Director
   Frank S. Parise, Jr.  42     Vice Chairman, Executive Vice President,
                                   Chief Administrative Officer, Secretary
                                   and Director
   Joseph C. Chan        42     Executive Vice President, Chief Operating
                                   Officer, Treasurer and Director
   Dale A. Webber        33     Vice President
   Earl M. Baldwin       50     Director
   John J. Gisi          48     Director
   Raymond L. Horn       64     Director
   Frederick C. Moor     62     Director

   Jon A. Grove has been Chairman of the Board of Directors, President, Chief Executive Officer and a director of the Company since its organization in June 1987. Mr. Grove also has served as the President of one of the general partners of the Manager since its organization and has been a Director and principal stockholder of Pima Realty Advisors, Inc. (the "Property Manager") since its organization in November 1993. From 1974 to 1989, Mr. Grove was employed with The Estes Co. (now called GWS), a company which founded the Company and which develops, constructs and sells residential, multi-family, commercial and industrial real estate, most recently as executive vice president and chief operating officer. Mr. Grove also has been Chairman of the Board and a Director of American Southwest Financial Corporation since its organization in September 1982, American Southwest Finance Co., Inc. since its organization in September 1982, American Southwest Financial Services, Inc. since its organization in 1984, and Westam Mortgage Financial Corporation since its organization in May 1986; these companies are Arizona-based corporations involved in the issuance and administration of mortgage-collateralized bonds.

   Frank S. Parise, Jr. has been Vice Chairman of the Board of Directors, Executive Vice President and Chief Administrative Officer of the Company since December 1988 and the Secretary and a director of the Company since its organization. Mr. Parise also has served as the President of one of the general partners of the Manager since its organization and has been the President, a director and principal stockholder of the Property Manager since its organization in November 1993. From 1985 to 1989, Mr. Parise was employed by The Estes Co., most recently as President of its Financial Services Division and Multifamily Development Division. From 1982 to 1985, Mr. Parise was the President of E. Allen Development Corporation, a company that acquired and managed apartments.

   Joseph C. Chan has been a director of the Company since February 1989, Executive Vice President and Chief Operating Officer since December 1988 and Treasurer since April 1994. Mr. Chan served as the Vice President and Treasurer of the Company from its organization until December 1988. Mr. Chan also has served as the President of one of the general partners of the Manager since its organization and a director and principal stockholder of the Property Manager since its organization in November 1993. From 1986 to 1987, Mr. Chan served as an officer of The Estes Co.

   Dale A. Webber has been a Vice President of the Company since September
1987.

   Earl M. Baldwin has been a director of the Company since its organization. Since 1985, Mr. Baldwin has been president of Baldwin Financial Corp., a risk management consulting service company for mortgage lenders specializing in hedging and secondary market strategy. From 1973 to 1985, Mr. Baldwin was employed by Security Pacific Mortgage Corporation ("SPMC"), a mortgage banking company, serving most recently as its executive vice president.

   John J. Gisi has been a director for the Company since February 1989.
Mr. Gisi has served as the President and Chief Executive Officer of National Bancorp of Arizona, Inc., a wholly owned subsidiary of Zions Bancorporation, and as the Chairman of the Board, President and Chief Executive Officer of National Bank of Arizona since September 1984. Mr. Gisi also serves as a Director of several subsidiaries of Zions Bancorporation.

   Raymond L. Horn has been a director of the Company since its organization. Mr. Horn serves as tax advisor to several Phoenix-based real estate companies. Mr. Horn, a certified public accountant and lawyer, presently is in private practice after retiring from Deloitte Haskins & Sells (now Deloitte & Touche) as the partner-in-charge of that firm's Arizona tax practice. Mr. Horn is a member of numerous professional and business associations including the American Institute of Certified Public Accountants and the American Bar Association.

   Frederick C. Moor has been a director of the Company since February 1989. Mr. Moor presently is retired after 33 years of employment with The Valley National Bank of Arizona, most recently as Vice President and Banking Services Manager for the Eastern Division.

   All directors are elected at each annual meeting of the Company's stockholders and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. The Company currently has five salaried employees.

   Directors and executive officers of the Company who are not salaried employees of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement between the Company and the Manager provides that the Manager will assume principal responsibility for managing the day-to-day affairs of the Company, the non-salaried officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of general partners of the Manager, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

   Vacancies occurring on the Board of Directors among the Unaffiliated Directors will be filled by the vote of a majority of the directors, including a majority of the Unaffiliated Directors, on nominees selected by the Unaffiliated Directors. All transactions between the Company and the Manager or the Property Manager must be approved by a majority of the Unaffiliated Directors.

Meetings and Committees

   During the year ended December 31, 1993, the Board of Directors of the Company held a total of 11 meetings. No director attended fewer than 75% of the meetings of the Board of Directors.

   The Company's Bylaws authorize the Board of Directors to appoint among its members an executive committee, an audit committee and other committees. A majority of the members of any committee so appointed must be Unaffiliated Directors. The Board of Directors has appointed an Audit Committee and a Compensation Committee. Messrs. Gisi and Horn serve as the members of the Company's Audit Committee and Compensation Committee. The Audit Committee reviews the annual financial statements, any significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other accounting and audit related matters which may arise during the year. The Audit Committee met separately at one formal meeting during the year ended December 31, 1993 which was attended by all of the members of the Committee. The Compensation Committee reviews all transactions with the Manager and the Property Manager and their affiliates, including the renewal of the Management Agreement and the Property Management Agreement. The Compensation Committee met separately at two meetings during the year ended December 31, 1993 which were attended by all of the members of the Committee. The Board of Directors has not appointed any other committees.

Certain Relationships and Related Transactions

   The Company's Bylaws provide that the Board of Directors has the full power to conduct, manage and direct the business and affairs of the Company. The Company is a party to a management agreement (the "Management Agreement") with Pima Mortgage Limited Partnership (the "Manager") to manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors. Jon A. Grove, Frank S. Parise, Jr. and Joseph C. Chan have been directors or officers of general partners of the Manager since its organization. For further information respecting these individuals, see "Information Concerning Directors and Executive Officers of the Company."

   The duties of the Manager under the Management Agreement include formulating operating strategies; arranging for the acquisition of assets for the Company; monitoring the performance of the Company's assets; and providing certain administrative and overall managerial services necessary for the operation of the Company. For performing these services, the Manager receives an annual base management fee in an amount equal to 3/8 of 1% per annum of the Average Invested Assets of the Company (as defined in the Management Agreement), which is paid monthly with adjustments made quarterly. Prior to 1994, the Manager was also entitled to receive an incentive fee in an amount equal to 25% of the amount by which the Company's Return on Equity (as defined in the Management Agreement) exceeded the sum of the Ten Year U.S. Treasury Rate (as defined in the Management Agreement) plus 1% which was paid quarterly over the term of the Management Agreement. The Manager also performs certain analysis and other services in connection with the administration of mortgage securities with respect to which the Company acquires mortgage interests. For such services, the Company reimburses the Manager for the fees paid under the Subcontract Agreement described below and pays the Manager an annual administration fee of $10,000 for each series of mortgage interests acquired prior to 1991, $10,000 for the aggregate mortgage interests acquired in 1991 and $10,000 for the aggregate mortgage interests acquired in 1992.

   In connection with the renewal of the Management Agreement for 1994, the Manager and the Company agreed to eliminate the incentive management fee provision. On December 16, 1993, the Company granted to Messrs. Grove, Parise and Chan options to purchase 1,549,00 shares of the Company's Common Stock and stock appreciation rights ("SARs") covering 451,000 shares of the Company's Common Stock. The exercise price is $1.72 per share, which is 110% of the market price of the Common Stock on the grant date. If dividends are declared during the period the stock options or SARs are outstanding, the holder of the options of the SARs can elect to receive currently or upon exercise cash in an amount equal to the product of the per share dividend amount times the number of options or SARs outstanding. One-third of the options and SARs are currently exercisable; one-third will become exercisable on December 16, 1994; and the remainder will become exercisable on December 16, 1995. The options will expire on December 16, 1998, if not terminated earlier pursuant to the terms of the agreements.

   In the event that the Management Agreement is terminated by the Company or is not renewed by the Company on terms at least as favorable to the Manager as the current Management Agreement other than as a result of a termination by the Company for cause (as specified in the Management Agreement), the Manager will be entitled to receive from the Company the management fee that would have been payable by the Company to the Manager pursuant to such Management Agreement based on the investments made by the Company prior to the date of such termination (or failure to renew) for the 12 full fiscal quarters beginning on the date of such termination (or failure to renew) as more fully described in the Management Agreement.

   In 1993, the Company paid the Manager base management fees of approximately $605,000 and administration fees of approximately $260,000. The payment of such fees was unanimously approved by the Unaffiliated Directors. There were no incentive management fees paid for 1993.

   The Manager has granted the Company a right of first refusal, for as long as the Manager or an affiliate of the Manager acts as the Company's manager pursuant to the Management Agreement or any extension thereof, to purchase any assets held by the Manager or its affiliates prior to any sale, conveyance or other transfer, voluntarily or involuntarily, of such mortgage assets by the Manager or its affiliates.

   The Manager and American Southwest Financial Services, Inc. ("ASFS") are parties to a Subcontract Agreement pursuant to which ASFS performs certain services for the Manager in connection with the structuring, issuance and administration of structured financings issued by the Company or any issuers affiliated with ASFS with respect to which the Company acquires mortgage interests or owns the underlying mortgage instruments. ASFS is a privately held Arizona corporation which is indirectly beneficially owned by the Class A shareholders of American Southwest Financial Corporation and American Southwest Finance Co., Inc. The Class A shareholders of American Southwest Financial Corporation and American Southwest Finance Co., Inc. consist primarily of various individuals who have been long-term directors as well as various numerous finance entities each of which was organized and controlled by one or more separate concerns engaged in the homebuilding business and none of which owns more than 10% of the shares of stock of either of such corporations.

   ASFS received administration fees of approximately $380,000 for 1993.
The Company has agreed to indemnify and hold harmless American Southwest Financial Corporation, American Southwest Finance Co., Inc., ASFS and their officers and directors from any action or claim brought or asserted by any party by reason of any allegation that American Southwest Financial Corporation, American Southwest Finance Co., Inc. or ASFS is an affiliate or is otherwise accountable or liable for the debts or obligations of the Company or its affiliates.

   Jon A. Grove, Chairman of the Board, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors of American Southwest Financial Corporation, American Southwest Finance Co., Inc., Westam Mortgage Financial Corporation and ASFS and owns less than 5% of the voting stock of American Southwest Financial Corporation and American Southwest Finance Co., Inc. and indirectly owns less than 5% of the voting stock of ASFS.

   The Company has entered into a property management agreement (collectively the "Property Management Agreements") with the Property Manager for each of the seventeen apartments acquired by the Company in Janauary 1994. The Property Manager is an affiliate of the Manager. Each Property Management Agreement, which has a current term through December 31, 1994, was approved by the Unaffiliated Directors. Under the agreement, the Property Manager provides the customary property management services at its cost without profit or distribution to its owners, subject to the limitation of the prevailing management fee rates for similar properties in the market. The Property Manager currently manages more than 6,000 apartment units, including 2,461 units owned by the Company.


Security Ownership of Principal Stockholders and Management

   As of March 30, 1994, there were outstanding 15,499,993 shares of Common Stock. The following table sets forth the beneficial ownership of Common Stock of the Company as of March 30, 1994 by each person known by the Company to own more than 5% of the outstanding shares of Common Stock of the Company, by each director of the Company, and by all directors and executive officers of the Company as a group, which information as to beneficial ownership is based upon statements furnished to the Company by such persons. The number of shares also includes (1) any shares of Common Stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or the power of disposition and (2) shares of Common Stock that such persons had the right to acquire within 60 days of March 30, 1994 by the exercise of stock options, (excluding the SARs) (see "Stock Option Plans"). Each director and executive officer of the Company may be reached through the Company at 335 North Wilmot, Suite 250, Tucson, Arizona 85711.

                                        Number of  Percent of
                                          Shares   Total (1)
                                        ---------  ----------
   Jon A. Grove                          382,502       2.4%
   Joseph C. Chan                        391,409       2.5
   Frank S. Parise, Jr.                  250,100       1.6
   Earl M. Baldwin                        16,306       (2)
   John J. Gisi                           54,671       (2)
   Raymond L. Horn                        28,863       (2)
   Frederick C. Moor                      15,861       (2)
   All directors and executive
    officers as a group (8 persons)    1,160,242       7.1%

(1) In calculating the percentage of ownership, the number of shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 30, 1994 upon the exercise of stock options is deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person, but such shares are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(2)  Less than 1% of the outstanding shares of Common Stock.

Executive Compensation

   The following table sets forth the cash compensation paid to the Company's executive officers whose total cash and cash equivalent remuneration exceed $100,000 for the year ended December 31, 1993.


                                          SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                                                           ----------------------
                                                                       Awards
                                                                       ------
Name and Principal                       Annual Compensation    Restricted  Options/    LTIP    All Other
Position                      Year    Salary     Bonus    Other    Stock      SARs     Payout  Compensation
- --------------------------    ----    ------     -----    -----    -----   ----------- ------  ------------
Jon A. Grove (1)              1993                     $284,520            666,667 (2)
   Chairman, President        1992                      160,000             90,323 (3)
   and Chief Executive        1991                      342,670             20,000
   Officer

Frank S. Parise, Jr. (1)      1993                     $285,393            673,141 (2)
   Vice Chairman,             1992                      160,000               --
   Executive Vice             1991                      332,215             20,000
   President, Secretary
   and Chief Administrative
   Officer

Joseph C. Chan  (1)           1993                     $284,520            666,666 (2)
   Director, Executive        1992                      160,000             90,323 (3)
   Vice President and         1991                      342,670             20,000
   Chief Operating
   Officer

Dale A. Webber                1993   $108,150     --                          --
   Vice President             1992    105,000   30,000                       3,620
                              1991     87,120   30,000                      10,000

_________________________

(1)  Messrs. Grove, Parise and Chan are not salaried employees of the Company and do not receive any cash or cash equivalent compensation directly from the Company.  They receive their compensation from the
     Manager, the partners of which are corporations owned by these individuals.  See "Certain Relationships and Related Transactions."  The amounts listed under Other Compensation represent the total cash payments received or receivable from the Manager by these individuals and the corporations owned by them.

(2)  Includes the stock options and phantom stock options granted on December 16, 1993 in connection with the renewal of the Management Agreement for 1994.

(3)  Includes 68,619 options granted in connection with the cancellation of an equal number of options granted in 1989 and 1990 and DERs earned thereon.


   The following tables set forth certain stock option information concerning the officers included in the above table.


                                OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    % Of Total                             Potential Realizable Value
                        Options/   Options/SARs                            At Assumed Annual Rates Of
                          SARs      Granted To     Exercise                 Stock Price Appreciation
                         Granted   Employees In     Or Base    Expiration        For Option Term
                           (#)      Fiscal Year    Price (2)      Date          5% (3)       10% (3)
                         -------   ------------    ---------   ----------      --------     --------
Jon A. Grove (1)       666,667(1)     33%           $1.72       12/16/98      $287,793      $635,948
Frank S. Parise, Jr.   666,667(1)     33%           $1.72       12/16/98      $287,793      $635,948
                         6,474         1%           $2.19         3/1/03        $8,917       $22,596
Joseph C. Chan (1)     666,667(1)     33%           $1.72       12/16/98      $287,793      $635,947
Dale A. Webber           None         N/A             N/A            N/A           N/A           N/A
______________________________

(1)  These options were granted in connection with the elimination of the incentive management fee provision in the management agreement for 1994.
(2)  All of the stock options and SARs have been granted at a price equal to or greater than the market price on the grant date.
(3)  This amount is the calculated future value of the stock options as of December 16, 1998 assuming stock price appreciation rates of 5% and 10% per year as specified in Item 402(c)(2) of
     Regulation S-K.  As of April 20, 1994 the price of the Company's Common Stock was below the exercise price; therefore, there was no realizable value as of such date.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  Value of
                                                 Number of       Unexercised
                                                Unexercised     In-the-Money
                                               Options/SARs     Options/SARs
                       Shares                  at FY-End (#)    at FY-End ($)
                      Acquired       Value     Exercisable/     Exercisable/
    Name             On Exercise   Realized    Unexercisable    Unexercisable
    ----             -----------   --------    -------------    -------------
Jon A. Grove            None          N/A         328,553           None
                                                  454,678           None
Frank S. Parise, Jr.    None          N/A         252,675           None
                                                  448,760           None
Joseph C. Chan          None          N/A         328,552           None
                                                  454,678           None
Dale A. Webber          None          N/A          18,236           None
                                                    1,207           None

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors performed the functions of making recommendations to the Board concerning the Company's compensation policies applicable to its executive officers. Messrs. Grove, Parise and Chan serve as both directors and the principal executive officers of the Company. All compensation matters relating to the Company's principal executive officers, however, were decided by the Unaffiliated Directors, consisting of Messrs. Baldwin, Gisi, Horn and Moor. None of the Unaffiliated Directors are, or have ever been, officers or employees of the Company or any of its subsidiaries. Messrs. Grove, Parise and Chan abstained from participating in the deliberations of the Board of Directors concerning the approval of the Management Agreement, the Property Management Agreements, the grant of stock options or any other matters relating to their compensation for 1993. In addition, during 1993, none of the executive officers, including Messrs. Grove, Parise and Chan, served on the board of directors or the compensation committee of the entities that employed any of the Unaffiliated Directors.

Compensation of Directors

   During the fiscal year ended December 31, 1993, the Company paid an annual director's fee to each Unaffiliated Director equal to $24,000, a fee of $500 for each meeting of the Board of Directors attended by each Unaffiliated Director and reimbursement of costs and expenses of all directors for attending such meetings. Additionally, each member of the Audit Committee and the Compensation Committee received a fee of $300 for each meeting attended by the member. Affiliated Directors do not receive any fees for serving on the Board of Directors.

Stock Option Plans

   The Company has a nonstatutory stock option plan (the "Nonstatutory Stock Option Plan") and an incentive stock option plan (the "Incentive Stock Option Plan") (together the "Stock Option Plans"). The purpose of the Stock Option Plans is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide incentive to others whose job performance affects the Company. The Incentive Stock Option Plan provides for incentive stock options which are intended to meet the requirements of section 422A of the Internal Revenue Code, (the "Code") ("ISOs") and which may be granted to the officers and key personnel of the Company. The Nonstatutory Stock Option Plan provides for non-qualified stock options which may be granted to the Company's directors and key personnel of the Manager.

     The Stock Option Plans are administered by the Board of Directors, which determines whether such options will be granted, whether such options will be ISOs or non-qualified options, which directors, officers and key personnel will be granted options and the number of options to be granted, subject to the maximum amount of shares issuable under the Stock Option Plans set forth below. In making such determinations, the Board of Directors takes into account the duties and responsibilities of the participants, their present and potential contribution to the success of the Company and such other factors as the Board deems relevant in connection with accomplishing the purpose of the Plan.
Under current law, ISOs cannot be granted to directors who are not also employees, or to directors or employees of entities unrelated to the Company.

   Under the Stock Option Plans, options to purchase a maximum of 700,000 shares of the Company's Common Stock may be granted to the Company's directors, officers and key personnel as well as to the directors, officers and key personnel of the Manager. The exercise price for any option granted may not be less than 100% of the fair market value of shares of Common Stock at the time the option is granted. The optionholder may pay the exercise price in cash or by delivery of previously acquired shares of Common Stock of the Company. Generally, one-third of the options granted at any one time are immediately exercisable, one-third are exercisable one year after the date of grant and the remaining one-third become exercisable two years after the date of grant. The options expire 10 years after the date of grant. No option may be granted under the Stock Option Plans to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the total outstanding shares of Common Stock of the Company.

   Prior to December 31, 1992, an optionholder received at no additional cost dividend equivalent rights ("DERs") to the extent that dividends were declared on the outstanding shares of Common Stock of the Company on record dates during the period between the date an option was granted and the date such option was exercised. DERs were converted to additional shares of the Company's Common Stock by a formula whereby the number of shares subject to the options was multiplied by the dividend per share and divided by the fair market value per share (as determined in accordance with the Stock Option Plans) to arrive at the total number of DERs to which an optionholder was entitled. DERs were computed both with respect to the number of shares under the option and with respect to the number of DERs previously earned by the optionholder and not issued during the period prior to the dividend record date. DERs earned were distributed in the form of shares of the Company's Common Stock when the option is exercised.

   In December 1992, to eliminate future operating expenses, the Company amended the Stock Option Plans to eliminate the accrual of DERs from future dividends. All optionholders agreed to apply the amendment to options previously granted by eliminating DERs from such date forward on all outstanding options.

   Under each of the Stock Option Plans, an exercising optionholder has the right to require the Company to purchase some or all of the optionholder's shares of the Company's Common Stock. That redemption right is exercisable by the optionholder only with respect to shares (including the related DERs) that he has acquired by exercise of an option granted under the Stock Option Plans which are restricted from transfer by federal securities law as a result of grants or exercise of options or DERs under the Stock Option Plans and such right must be exercised during the six months immediately following the expiration of any such restriction.

   The Stock Option Plans also allow the Company, at the time of the exercise of options (including the related DERs), to elect to issue shares of the Company's Common Stock or an amount of cash equal to the market value of those shares (as determined in accordance with the terms of the Stock Option Plans) or a combination of shares and cash (in the case of qualified options, however, the cash alternative is limited only to shares earned as a result of DERs).

   No option granted under the Stock Option Plans is exercisable for a period in excess of the term of the option as provided in the Stock Option Plans, subject to earlier termination in the event of termination of employment, retirement or death of the optionholder. An option may be exercised in full or in part at any time or from time to time during the term of the option, or provide for its exercise in stated installments at stated times during the option term.

   The Board of Directors may amend the Stock Option Plans at any time, except that approval by the Company's stockholders is required for any amendment that increases the aggregate number of shares that may be issued pursuant to the Stock Option Plans, changes the class of persons eligible to receive such options, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increase the material benefits accruing to the participants under the Stock Option Plans. Unless previously terminated by the Board of Directors, the Stock Option Plans will terminate in August 1997.


   The following table sets forth for each director and executive officer of the Company the number of options granted under the Stock Option Plans and the stock options and SARs granted to Messrs. Grove, Parise and Chan in connection with the change in the Management Agreement (see "Certain Relationships and Related Transactions") that were exercisable as of December 31, 1993 and the weighted average per share exercise price thereof.


                                 Vested                 Non-Vested
                       ------------------------    -----------------
                                   Avg.                         Avg.
                       Options    Price    DERs    Options     Price
                       -------    -----    -----   -------     -----
Directors:
Jon A. Grove           328,553    $2.16    6,241   454,678     $1.74
Joseph C. Chan         328,552    $2.16    6,241   454,678     $1.74
Frank S. Parise, Jr.   252,675    $1.87    8,294   448,760     $1.73
Earl M. Baldwin         11,079    $4.43    4,148     1,079     $1.81
Raymond L. Horn         11,079    $4.41    4,148     1,079     $1.63
John J. Gisi            51,548    $3.13    3,123     3,617     $2.63
Frederick C. Moor       11,033    $4.47    3,542     1,032     $2.13
Officers:
Dale A. Webber          11,667    $5.04    5,363     1,207     $2.63

   The average per share exercise price does not include the effect of DERs which have no cost to the optionholders. There are no DERs for the non-vested options.

   There were no exercises of stock options in 1993.

Report of Compensation Committee on Executive Compensation

   The principal component of the Company's executive compensation during 1993 was the management fees paid to the Manager under the Management Agreement. See "Certain Relationships and Related Transactions." The Company's principal executive officers, Jon A. Grove, (Chairman of the Board, President and Chief Executive Officer), Frank S. Parise, Jr., (Vice Chairman of the Board, Executive Vice President and Chief Administrative Officer), and Joseph C. Chan, (Director, Executive Vice President and Chief Operating Officer), are not salaried employees of the Company, but are employees of the Manager and corporations owned by them are partners in the Manager. Accordingly, this report addresses the compensation arrangement under the Management Agreement and the stock options granted to these executives.

   Except for stock option grants, the management fee payable under the Management Agreement constituted the entire compensation received by these executive officers. The Company does not provide these executives with any fringe benefits, such as medical insurance benefits, retirement benefits, employer-contributory benefit plans or any other employee benefit plans. In addition, the Manager pays all costs of employing these executives, including payroll taxes.

   The Management Agreement has been in effect since the Company began operations in August 1987. The Management Agreement is renewable annually and must be approved by a majority of the Unaffiliated Directors. In deciding to renew the Management Agreement, the Unaffiliated Directors consider various factors, including the management compensation arrangements of other entities similar to the Company, the experience of the principal executive officers, the performance of the Manager, and the complexity of the assets and operations of the Company.

   Prior to 1994, a major element of the total management fees was the incentive management fee which was earned only if the Company achieved a return on the stockholders' equity in excess of a specified level. Thus, the compensation of the principal executive officers depended directly on the performance of the Company. This performance-based compensation arrangement also provided for the automatic elimination of a major portion of the Company's operating expenses when the Company's income did not exceed the specified level (and the stockholders did not receive dividends in excess of the specified level).

   In connection with the renewal of the Management Agreement for 1994, the Company and the Manager agreed to eliminate the incentive management fee provision. As a substitute, the Company granted to Messrs. Grove, Parise and Chan options to purchase 1,549,000 shares of the Company's Common Stock and stock appreciation rights ("SARs") covering 451,000 shares of the Company's Common Stock. The exercise price for the stock options and the phantom stock options is $1.72 per share, which is 110% of the market price of the Common Stock on the grant date. The Company adopted a new operating strategy in 1993 to transform the Company from a mortgage derivative REIT to a real estate equity REIT. As a real estate equity REIT, the Company's objective is to increase the cash flow and values of its real estate properties. Any appreciation in the value of a property is not reported in taxable income until the property is sold in a taxable transaction. In addition, as a result of the net operating loss carryforward, the Company is not required under the tax law to distribute as dividends to stockholders substantially all of its taxable income, if any, reported in future years until the net operating loss carryforward is fully utilized. Thus, any taxable income in those future years is not required to be paid as dividends to the stockholders. Accordingly, the Committee believes that the amount of taxable income is no longer an appropriate criterion for relating the compensation to management to the benefits obtained by the stockholders. The Committee believes that the market price of its Common Stock provides the most comprehensive criterion for determining the long term incentive compensation for management and the stock options closely associate the interests of management with those of the stockholders. In determining the number of the options granted, the Committee considered various factors, including the benefit of eliminating the incentive management fees, the stock-based incentive compensation amount of other companies and the opportunities for increases in the market price of the Company's Common Stock.


                                         John J. Gisi        Raymond L. Horn


Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   Based solely on the Company's review of such reports received by it during the fiscal year ended December 31, 1993, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such year or prior fiscal years.

Cumulative Total Returns Comparison

   The following graph shows a five-year comparison of the cumulative total returns (assuming reinvestment of dividends) for the Company, an industry index compiled by the National Association of Real Estate Investment Trusts ("NAREIT"), the S&P 500, and the Peer Group consisting of Asset Investors Corporation, Homeplex Mortgage Investments Corporation, RYMAC Mortgage Investments Corporation and TIS Mortgage Investments Company. The index compiled by NAREIT consists of approximately 30 mortgage-related REITs with a total market capitalization of $2.7 billion. Any stockholder wishing to receive a copy of the index may contact the Company.

                              PERFORMANCE GRAPH
                              ----------------

                                                              TOTAL
                           NAREIT                             PEER
                         MORTGAGES    S&P 500       ASR       GROUP
                         ---------    -------       ---       -----
       12/31/88            100.00      100.00     100.00     100.00
       12/31/89             84.10      131.49      52.80      87.55
       12/31/90             88.85      127.32      76.94     104.02
       12/31/91             90.50      166.21     138.42     191.35
       12/31/92             92.24      178.95      58.39     100.44
       12/31/93            105.66      196.84      46.35      62.03
       MARKET CAP
       12/31/93
         (in thousands)                           28,094     59,918


                    RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Deloitte & Touche, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1994 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Deloitte & Touche will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Stockholder proposals that are intended to be presented by such stockholders at the next annual meeting of the Company for the fiscal year ending December 31, 1994 must be received by the Company no later than January 1, 1995 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                OTHER MATTERS

   The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                         Dated:  May 2, 1994

                        ASR INVESTMENTS CORPORATION

                       ANNUAL MEETING OF STOCKHOLDERS

     The undersigned of ASR INVESTMENTS CORPORATION, a Maryland corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 2, 1994, and hereby appoints Jon A. Grove, Frank S. Parise, Jr., and Joseph C. Chan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1994 Annual Meeting of Stockholders of ASR INVESTMENTS CORPORATION, to be held on Wednesday, June 15, 1994 at 9:00 a.m., at the Viscount Suite Hotel, 4855 East Broadway, Tucson, Arizona and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS OF THE COMPANY; AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     A majority of such attorneys or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments therefor (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of the attorneys-in-face hereunder.

               (Continued and to be signed on reverse side.)
- ----------------------------------------------------------------------------

This Proxy is solicited on behalf of                             Please mark
the Board of Directors.                                   [ X ]  your votes
                                                                  this way

              ____________   _________________
                 COMMON           D.R.S.

1.  ELECTION OF DIRECTORS

      FOR all nominees             WITHHOLD           (If you wish  to with-
     listed to the right           AUTHORITY          hold authority to vote
    (except as indicated)   to vote for all nominees  for   any   individual
                               listed to the right    nominee, strike a line
                                                      through the  nominee's
          [  ]                       [  ]             name   in   the   list
                                                      below):
                                                      Jon A. Grove;
                                                      Frank S. Parise, Jr.;
                                                      Joseph C. Chan;
                                                      Earl M. Baldwin;
                                                      John J. Gisi;
                                                      Raymond L. Horn and
                                                      Frederick C. Moor

2.  Proposal to ratify the appointment of
    Deloitte & Touche as the independent
    auditors of the Company.

       FOR      AGAINST      ABSTAIN

      [  ]        [  ]         [  ]

                                      Dated:__________________________, 1994

                                      ______________________________________
                                      Signature

                                      ______________________________________
                                      Signature

                                      (This proxy should be dated, signed by
                                      the  stockholder(s) exactly  as his or
                                      her name appears hereon,  and returned
                                      promptly  in  the  enclosed  envelope.
                                      Persons   signing   in   a   fiduciary
                                      capacity   should   so  indicate.   If
                                      shares are held by  joint tenant or as
                                      a   community  property,  both  stock-
                                      holders must sign.)